                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           CITIGROUP INC.                          CITIGROUP FUNDING INC.
    (EXACT NAME OF REGISTRANT AS                (EXACT NAME OF REGISTRANT AS
      SPECIFIED IN ITS CHARTER)                   SPECIFIED IN ITS CHARTER)

              DELAWARE                                    DELAWARE
       (STATE OF INCORPORATION                     (STATE OF INCORPORATION
          OR ORGANIZATION)                            OR ORGANIZATION)

             52-1568099                                  42-1658283
(I.R.S. EMPLOYER IDENTIFICATION NO.)        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 399 Park Avenue
                            New York, New York 10043
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-122925; 333-122925-01 (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

              TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
              TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
              -------------------                 ------------------------------
Select EQUity Indexed NoteS (SEQUINS(SM)) Based       American Stock Exchange
Upon the Common Stock of United Health Group
Inc. Due 2007

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

          For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 9 through 17 of Citigroup Funding Inc.'s Prospectus dated May 3, 2005 (Registration Nos. 333-122925; 333-122925-01), as supplemented by the information under the headings "Summary Information -- Q&A," "Risk Factors Relating to the SEQUINS" and "Description of the SEQUINS" on pages S-2 through S-7, S-8 through S-11 and S-12 through S-20, respectively, of the Registrants' related preliminary Prospectus Supplement, Subject to Completion, dated February 15, 2006, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the SEQUINS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the SEQUINS, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2. EXHIBITS.

          99 (A). Prospectus dated May 3, 2005, incorporated by reference to the Registrants' filing under Rule 424(b)(5) dated May 24, 2005.

          99 (B). Preliminary Prospectus Supplement describing the Select EQUity Indexed NoteS (SEQUINS(SM)) Based Upon the Common Stock of United Health Group Inc. Due 2007, Subject to Completion, dated February 15, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated February 15, 2006.

          99 (C). Form of Note.

          99 (D). Senior Debt Indenture among the Registrants and The Bank of New York, dated as of June 1, 2005, incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-3 of the Registrants filed on May 2, 2005 (Registration Nos. 333-122925; 333-122925-01) (the "Registration Statement").


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

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Citigroup Inc.
                                        (REGISTRANT)


                                        By: /s/ Gregory C. Ehlke
                                            ------------------------------------
                                        Name: Gregory C. Ehlke
                                        Title: Assistant Treasurer


                                        Citigroup Funding Inc.
                                        (REGISTRANT)


                                        By: /s/ Geoffrey S. Richards
                                            ------------------------------------
                                        Name: Geoffrey S. Richards
                                        Title: Vice President and Assistant
                                               Treasurer

Date: March 22, 2006


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

                                INDEX TO EXHIBITS

Exhibit No.                                 Exhibit
-----------                                 -------
99 (A).       Prospectus dated May 3, 2005, incorporated by reference to the
              Registrants' filing under Rule 424(b)(5) dated May 24, 2005.

99 (B).       Preliminary Prospectus Supplement describing Select EQUity Indexed
              NoteS (SEQUINS(SM)) Based Upon the Common Stock of United Health
              Group Inc. Due 2007, Subject to Completion, dated February 15,
              2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated February 15, 2006.

99 (C).       Form of Note.

99 (D).       Senior Debt Indenture among the Registrants and The Bank of New
              York, dated as of June 1, 2005, incorporated by reference to
              Exhibit 4(a) of the Registration Statement.


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